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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus Supplement relating to the Caterpillar Financial Asset Trust 2001-A Asset Backed Notes, incorporated in the Registration Statement on Form S-3 (No. 333-58814) of Caterpillar Financial Funding Corporation, of our report dated July 9, 2001 relating to the statement of financial position of Caterpillar Financial Asset Trust 2001-A, which report appears on page F-1 of such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.



PRICEWATERHOUSECOOPERS LLP



Nashville, Tennessee
July 10, 2001